EXHIBIT 99.2

RELEASE AND WAIVER OF CLAIMS

I, Arie Cohen, hereby furnish CARDIONET, INC. (the “Company”), with the following release and waiver (“Release and Waiver”) in consideration of the payments and other benefits set forth herein.  Specifically, pursuant to Sections 4.5.3(i) and (iii) of my Employment Agreement of November 14, 2008 (the “Employment Agreement”), in exchange for executing this Release and Waiver, I shall receive the following:

•                  severance in an amount equal to two times (2.0x) my base salary (currently $450,000) plus two times (2.0x) on-target annual performance incentive bonus in effect at the time of termination (2008 target is 90% of base salary, or $405,000).  The severance, which totals $1,710,000, shall be paid in twenty-four (24) monthly installments of $71,250 per month commencing within sixty (60) days of the date of my termination.  I acknowledge and understand that such payments are subject to required tax withholdings and deductions.

•                  continued participation in the medical, dental and vision plans (if I, my spouse or dependents are enrolled in such plans as of the date of my termination) until the earlier of (a) the date that is twenty-four (24) months after the date of my termination or (b) the date I become eligible to enroll in any similar plan offered or provided by an employer other than the Company, at which point I agree to notify the Company in writing that I have become so eligible to enroll.  I understand and acknowledge that I may continue to participate in the Company plans set forth in this paragraph at the same premium rates and cost sharing as may be charged from time to time for employees generally, as if I had continued in employment with the Company during the twenty-four (24) month period.

In addition to the above consideration, although I acknowledge and understand that I am not eligible to receive any bonus under the terms of the Company’s 2008 Management Incentive Plan, because my employment has been terminated and I will not be employed on the date when any such bonus would be paid under the terms of the Management Incentive Plan, the Company agrees to provide me a lump sum payment of $400,000, subject to any applicable tax withholding requirements, if I execute, and do not revoke, this Release and Waiver.  Such payment, which I acknowledge I am not otherwise entitled to receive, shall be paid on the earlier of (a) the 10th business day following my execution of this Release and Waiver or (b) the sixtieth (60th) day following the date of my termination, in each case so long as I do not revoke the Release and Waiver during the seven day revocation period identified below.

In exchange for the consideration provided to me by Sections 4.5.3(i) and (iii) of the Employment Agreement and as set forth above, which I acknowledge I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver.  This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the Pennsylvania Human Rights Act (as amended) (“PHRA”).  Notwithstanding the foregoing, I shall be entitled to enforce the terms of any employee benefit plan of the Company in which I am, on the date of this Release and Waiver, due a benefit, and to be indemnified by the Company as to any liability, cost or expense for which I would have been indemnified during employment, in accordance with the bylaws of the Company, for actions taken on behalf of the Company within the scope of my employment with the Company.

I acknowledge and understand that I am not being terminated within thirty (30) days immediately preceding or within the twelve months immediately following a Corporate Transaction as defined in Section 4.6.4 of the Employment Agreement, and therefore, I am not eligible to receive the benefits provided in Section 4.5.3(ii) of the Employment Agreement in exchange for executing this Release and Waiver.

I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company.  If I am forty (40) years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that:  (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired without my having previously revoked this Release and Waiver.

Pursuant to Section 5 of the Employment Agreement, I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement.  Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control.  I understand and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

During the twenty-four (24) month period in which I am receiving severance payments, I acknowledge and understand my obligation to comply with the terms of Section 2.2 of the Employment Agreement, whereby I agree not to engage in competition with the Company and/or any of its affiliates as defined in that paragraph of the Employment Agreement.  I understand and agree that my right to the severance payments set forth in this document is contingent upon my continued compliance with the provisions of Section 2.2 of my Employment Agreement.

I agree, covenant and promise that I will not in any way communicate the terms of this Release and Waiver to any person other than my immediate family, my attorney and my financial consultant or when necessary to enforce this Release and Waiver or to advise a third party of my obligations under this Release and Waiver.  I agree not to disparage the name, business reputation or business practices of the Company, or any of its subsidiaries or Affiliates, or their respective officers, employees and directors.

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated herein.  This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Date: January 25, 2009	By:	/s/ Arie Cohen
Arie Cohen